Exhibit 99.1

PRESS RELEASE

Contact Information: Kite Realty Group Trust
Jason Colton
SVP, Capital Markets & Investor Relations
317.713.2762
jcolton@kiterealty.com

Kite Realty Group Trust Reports Continued Strong 2019 Operating Results and
Completion of Project Focus Disposition Program

Indianapolis, Indiana, November 5, 2019 - Kite Realty Group Trust (NYSE:KRG) (“KRG”) reported today its operating results for the third quarter ended September 30, 2019.
“As previously announced, we have completed our Project Focus disposition program. We now have a top-tier balance sheet to complement a high-quality portfolio concentrated in the southern U.S.,” said John A. Kite, Chairman and CEO. “Additionally, our operations team continued to deliver strong results, leasing another 562,000 square feet this quarter and raising our portfolio leased rate to 95.4%. We look forward to a strong finish in 2019 and continued momentum into 2020.”

Financial Results

▪
Realized net loss attributable to common shareholders of $19.7 million, or $0.24 per common share, for the third quarter and $15.8 million, or $0.19 per common share, for the nine months ending September 30, 2019.

▪
Generated Funds from Operations of the Operating Partnership as adjusted (FFO) of $33.3 million, or $0.39 per diluted common share, for the third quarter and $108.3 million, or $1.26 per diluted common share, for the nine months ending September 30, 2019.

▪	Increased Same-Property Net Operating Income (NOI) by 2.3%. Year to date Same-Property NOI grew by 2.0%.

Portfolio Operations

▪	Annualized base rent (ABR) for the operating retail portfolio was $17.64, an increase of $0.87 year-over-year.

▪	Retail leased percentage was 95.4%, an increase of 190 basis points year-over-year.

▪	Small shop leased percentage was 92.0%, an increase of 110 basis points year-over-year.

▪	Executed 70 new and renewal leases during the third quarter, representing a total of 562,200 square feet.

▪	GAAP leasing spreads of 42.4% (24.3% cash basis) on 10 comparable new leases, 9.5% (6.3% cash basis) on 44 comparable renewals, and 12.3% (7.9% cash basis) on a blended basis.

▪	Executed 246 new and renewal leases for over 1.7 million square feet through September 30, 2019.

Transaction Highlights

▪	Sold 8 non-core assets for a total of $213 million during the third quarter.

▪	Acquired Nora Plaza, a 140,000 sf community center anchored by Whole Foods and a non-owned Target in Indianapolis, IN for a purchase price of $29.0 million.

▪	Subsequent to quarter end, sold an additional 3 non-core assets for $31.6 million.

▪	Total non-core asset sales year-to-date of $502 million at a blended cap rate of approximately 8%. The weighted average sale date for sold assets was June 2019.

Balance Sheet
As of September 30, 2019, KRG’s net-debt-to-EBITDA ratio was 6.0x. Following the asset sales and corresponding debt paydown subsequent to quarter end, KRG’s proforma net-debt-to-EBITDA is 5.9x. KRG has limited debt maturing through 2021 and zero drawn on its line of credit.

Guidance
KRG is raising 2019 same property NOI growth guidance from 1.50% - 2.50% to 2.00% - 2.50% and narrowing 2019 FFO guidance from $1.61 - $1.69 per share to $1.63 - $1.67 per share.

	Previous	Current	Change at Midpoint
SP NOI Growth	1.50% - 2.50%	2.00% - 2.50%	0.25%
2019 Dispositions	$415M - $500M	$502M	$44M
2019 FFO Guidance	1.61 - 1.69	1.63 - 1.67

_________
1
The Company’s 2019 guidance is based on a number of factors, many of which are outside the Company’s control and all of which are subject to change.  The Company may change its guidance during the year if actual or anticipated results vary from these assumptions, although the Company undertakes no obligation to do so.

Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Wednesday, November 6, 2019, at 10:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (passcode 8392857). In addition, a webcast replay link will be available on the corporate website.
About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) that provides communities with convenient and beneficial shopping experiences. We connect consumers to retailers in desirable markets through our portfolio of neighborhood, community, and lifestyle centers. Using operational, development, and redevelopment expertise, we continuously optimize our portfolio to maximize value and return to our shareholders. For more information, please visit our website at kiterealty.com.
Safe Harbor
Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy as well as economic uncertainty caused by fluctuations in the prices of oil and other energy sources and inflationary trends or outlook; the risk that KRG may not be able to successfully complete the planned dispositions on favorable terms - or at all; financing risks, including the availability of, and costs associated with, sources of liquidity; KRG’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which KRG operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; KRG’s ability to maintain its status as a real estate investment trust for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property KRG owns; the impact of online retail competition and the perception that such competition has on the value of shopping center assets; risks related to the geographical concentration of KRG’s properties in Florida, Indiana and Texas; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business interruptions; and other factors affecting the real estate industry generally. KRG refers you to the documents filed by KRG from time to time with the SEC, specifically the section titled “Risk Factors” in KRG’s and the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which discuss these and other factors that could adversely affect KRG’s results. KRG undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	September 30, 2019	December 31, 2018
Assets:
Investment properties, at cost	$3,153,436	$3,641,120
Less: accumulated depreciation	(666,291)	(699,927)
	2,487,145	2,941,193

Cash and cash equivalents	40,442	35,376
Tenant and other receivables, including accrued straight-line rent of $27,487 and $31,347, respectively	50,017	58,059
Restricted cash and escrow deposits	9,548	10,130
Deferred costs and intangibles, net	76,739	95,264
Prepaid and other assets	37,121	12,764
Investments in unconsolidated subsidiaries	12,868	13,496
Assets held for sale	—	5,731
Total Assets	$2,713,880	$3,172,013
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$1,198,584	$1,543,301
Accounts payable and accrued expenses	77,492	85,934
Deferred revenue and other liabilities	89,556	83,632
Total Liabilities	1,365,632	1,712,867
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	45,383	45,743
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 83,963,983 and 83,800,886 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	840	838
Additional paid in capital	2,080,094	2,078,099
Accumulated other comprehensive loss	(20,209)	(3,497)
Accumulated deficit	(758,558)	(662,735)
Total Kite Realty Group Trust Shareholders’ Equity	1,302,167	1,412,705
Noncontrolling Interests	698	698
Total Equity	1,302,865	1,413,403
Total Liabilities and Shareholders' Equity	$2,713,880	$3,172,013

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2019 and 2018
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Rental income	$72,573	$83,513	$234,726	$256,696
Other property related revenue	2,260	2,129	4,910	8,119
Fee income	110	105	304	2,430
Total revenue	74,943	85,747	239,940	267,245
Expenses:
Property operating	11,041	12,092	33,939	37,184
Real estate taxes	9,640	11,205	29,775	32,351
General, administrative, and other	6,709	4,865	20,523	16,364
Depreciation and amortization	31,985	36,858	101,333	115,864
Impairment charges	8,538	—	37,723	38,847
Total expenses	67,913	65,020	223,293	240,610
(Loss) gain on sale of operating properties, net	(5,714)	—	24,965	8,329
Operating income	1,316	20,727	41,612	34,964
Interest expense	(14,302)	(16,058)	(46,884)	(49,141)
Income tax benefit of taxable REIT subsidiary	41	27	189	78
Loss on debt extinguishment	(7,045)	—	(9,622)	—
Equity in loss of unconsolidated subsidiary	(11)	—	(677)	—
Other expense, net	(116)	(379)	(444)	(643)
Net (loss) income	(20,117)	4,317	(15,826)	(14,742)
Net loss (income) attributable to noncontrolling interests	382	(379)	10	(604)
Net (loss) income attributable to Kite Realty Group Trust common shareholders	$(19,735)	$3,938	$(15,816)	$(15,346)

(Loss) income per common share - basic and diluted	$(0.24)	$0.05	(0.19)	(0.18)

Weighted average common shares outstanding - basic	83,960,841	83,706,704	83,914,923	83,670,038
Weighted average common shares outstanding - diluted	83,960,841	83,767,655	83,914,923	83,670,038
Cash dividends declared per common share	$0.3175	$0.3175	$0.9525	$0.9525

Kite Realty Group Trust
Funds From Operations
For the Three and Nine Months Ended September 30, 2019 and 2018
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Funds From Operations
Consolidated net (loss) income	$(20,117)	$4,317	$(15,826)	$(14,742)
Less: net income attributable to noncontrolling interests in properties	(132)	(285)	(396)	(979)
Less: loss (gain) on sales of operating properties	5,714	—	(24,965)	(8,329)
Add: impairment charges	8,538	—	37,723	38,847
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	32,266	37,045	102,119	115,501
FFO of the Operating Partnership[1]	26,269	41,077	98,655	130,298
Less: Limited Partners' interests in FFO	(627)	(986)	(2,365)	(3,127)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$25,642	$40,091	$96,290	$127,171
FFO, as defined by NAREIT, per share of the Operating Partnership - basic	$0.31	$0.48	$1.15	$1.52
FFO, as defined by NAREIT, per share of the Operating Partnership - diluted	$0.30	$0.48	$1.15	$1.52

FFO of the Operating Partnership[1]	$26,269	$41,077	$98,655	$130,298
Add: loss on debt extinguishment	7,045	—	9,622	—
FFO, as adjusted, of the Operating Partnership	$33,314	$41,077	$108,277	$130,298
FFO, as adjusted, per share of the Operating Partnership - basic and diluted	$0.39	$0.48	$1.26	$1.52

Weighted average common shares outstanding - basic	83,960,841	83,706,704	83,914,923	83,670,038
Weighted average common shares outstanding - diluted	84,107,482	83,767,655	84,057,484	83,719,308
Weighted average common shares and units outstanding - basic	86,073,433	85,768,857	86,013,028	85,717,440
Weighted average common shares and units outstanding - diluted	86,220,075	85,829,808	86,155,588	85,766,710

FFO, as defined by NAREIT, per diluted share/unit
Consolidated net (loss) income	$(0.23)	$0.05	$(0.18)	$(0.17)
Less: net income attributable to noncontrolling interests in properties	—	—	—	(0.01)
Less: Loss (gain) on sales of operating properties	0.07	—	(0.29)	(0.10)
Add: impairment charges	0.10	—	0.44	0.45
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.37	0.43	1.18	1.35
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit[1]	$0.31	$0.48	$1.15	$1.52

Add: loss on debt extinguishment	0.08	—	0.11	—
FFO, as adjusted, of the Operating Partnership per diluted share/unit	$0.39	$0.48	$1.26	$1.52

____________________
1
“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments, and after adjustments for unconsolidated partnerships and joint ventures.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. For informational purposes, we have also provided FFO adjusted for loss on debt extinguishment.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Nine Months Ended September 30, 2019 and 2018
(Unaudited)

($ in thousands)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
Number of properties for the quarter[1]	86	86

Leased percentage at period end	95.3%	93.9%		95.3%	93.9%
Economic Occupancy percentage[2]	92.2%	92.0%		92.3%	92.7%

Minimum rent	$51,206	$50,374		$161,900	$160,181
Tenant recoveries	15,505	15,270		47,312	46,444
Bad debt	(569)	(395)		(1,555)	(1,261)
Other income	341	395		1,088	947
	66,483	65,644		208,745	206,311

Property operating expenses	(8,635)	(8,436)		(25,963)	(26,306)
Real estate taxes	(8,800)	(9,276)		(27,281)	(27,479)
	(17,435)	(17,712)		(53,244)	(53,785)
Same Property NOI[3]	$49,048	$47,932	2.3%	$155,501	$152,526	2.0%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$49,048	$47,932		$155,501	$152,526
Net operating income - non-same activity[4]	5,104	14,413		20,421	42,754
Other income (expense), net	24	(247)		(628)	1,865
General, administrative and other	(6,709)	(4,865)		(20,523)	(16,364)
Loss on debt extinguishment	(7,045)	—		(9,622)	—
Impairment charges	(8,538)	—		(37,723)	(38,847)
Depreciation and amortization expense	(31,985)	(36,858)		(101,333)	(115,864)
Interest expense	(14,302)	(16,058)		(46,884)	(49,141)
(Loss) gain on sales of operating properties	(5,714)	—		24,965	8,329
Net loss (income) attributable to noncontrolling interests	382	(379)		10	(604)
Net (loss) income attributable to common shareholders	$(19,735)	$3,938		$(15,816)	$(15,346)

1
Same Property NOI excludes (i) The Corner, Courthouse Shadows, Glendale Town Center, and Hamilton Crossing redevelopments, (ii) the recently completed Fishers Station and Rampart Commons redevelopments, (iii) the recently acquired Nora Plaza, and (iv) office properties.

2
Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.

3
Same Property NOI excludes net gains from outlot sales, straight-line rent revenue, lease termination fees, amortization of lease intangibles, fee income and significant prior period expense recoveries and adjustments, if any.

4	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool including properties sold during both periods.
The Company uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination fees, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned and fully operational for the full quarters presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular quarters presented and thus provides a more consistent comparison of our properties. The year-to-date results represent the sum of the individual quarters, as reported.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company begins recapturing space from tenants. For the quarter ended September 30, 2019, the Company excluded four redevelopment properties and two recently completed redevelopments from the same property pool that met these criteria and were owned in both comparable periods. In addition, the Company excluded one recently acquired property from the same property pool.

Kite Realty Group Trust
Earnings Before Interest, Tax, Depreciation, and Amortization
For the Three Months Ended September 30, 2019
(Unaudited)

($ in thousands)
Three Months Ended September 30, 2019 or Pro-Forma where Indicated
Consolidated net loss	$(20,117)
Adjustments to net income
Depreciation and amortization	31,985
Interest expense	14,302
Income tax benefit of taxable REIT subsidiary	(41)
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	26,129
Adjustments to EBITDA:
Unconsolidated EBITDA	726
Impairment charge	8,538
Loss on sale of operating properties	5,714
Pro-forma adjustments[3]	(260)
Loss on debt extinguishment	7,045
Other income and expense, net	127
Noncontrolling interest	(132)
Adjusted EBITDA	47,887

Annualized Adjusted EBITDA[1]	191,548
EBITDA for properties sold subsequent to September 30, 2019	(2,220)
Pro-forma Annualized Adjusted EBITDA	$189,328

Company Share of Net Debt:
Mortgage and other indebtedness	$1,198,584
Plus: Company Share of Unconsolidated Joint Venture Debt	22,148
Plus: Net debt premiums and issuance costs, net	6,970
Less: Partner share of consolidated joint venture debt[2]	(1,120)
Less: Cash, cash equivalents, and restricted cash	(51,003)
Less: Pro-forma adjustment [4]	(27,200)
Company Share of Net Debt	$1,148,379
Net Debt to Adjusted EBITDA	6.0x

Proceeds from the sale of properties subsequent to September 30, 2019	(31,600)
Pro-forma Company Share of Net Debt	1,116,779
Pro-forma Net Debt to Adjusted EBITDA	5.9x

1	Represents Adjusted EBITDA for the three months ended September 30, 2019 (as shown in the table above) multiplied by four.
2
Partner share of consolidated joint venture debt is calculated based upon the partner's pro-rata ownership of the joint venture, multiplied by the related secured debt balance. In all cases, this debt is the responsibility of the consolidated joint venture.

3	Relates to annualized EBITDA for properties sold and acquired during the quarter and non-recurring non-cash adjustments.
4	Relates to timing of quarterly dividend payment being made prior to quarter-end resulting in four payments year to date.

The Company defines EBITDA, a non-GAAP financial measure, as net income before depreciation and amortization, interest expense and income tax expense of taxable REIT subsidiary. For informational purposes, the Company has also provided Adjusted EBITDA, which the Company defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) other income and expense, (iv) noncontrolling interest EBITDA and (v) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company's share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by us, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP, and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company has also provided Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of our operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of our operating results.